Exhibit 23 (b)

INDEPENDENT AUDITORS' CONSENT

We consent to use in this Registration Statement of Simmons First National Corporation on Form S-4 for the registration of 785,000 shares of common stock of Simmons First National Corporation of our report dated February 5, 1999 (March 22, 1999, as to Note 15), appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Selected Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Little Rock, Arkansas
April 21, 1999